EXHIBIT 99
275 West Federal Street
Youngstown, Ohio 44503-1203
FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com
United Community Financial Corp. Announces Second Quarter Results
YOUNGSTOWN, Ohio (August 12, 2011) — United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported a consolidated net loss of $1.8 million, or $(0.06) per diluted share, for the three months ended June 30, 2011. This compares to a net loss of $4.9 million, or $(0.16) per diluted share, for the three months ended June 30, 2010. The Company also reported cumulative net income of $1.2 million, or $0.04 per diluted share, for the six months ended June 30, 2011, as compared to a cumulative net loss of $10.0 million, or $(0.33) per diluted share, for the six months ended June 30, 2010.
Selected second quarter results:
•	Delinquent loans declined $16.5 million to $141.8 million from the prior quarter
•	Nonperforming loans declined $6.8 million to $139.1 million from the prior quarter
•	Nonperforming assets declined $6.0 million to $182.8 million from the prior quarter
•
Home Savings’ Tier 1 leverage ratio decreased 4 basis points from the prior quarter to 8.40%, still exceeding its required regulatory threshold of 8.00%. Total Risk Based Capital increased 45 basis points from the prior quarter to 13.47%

•	Tangible book value per share at June 30, 2011 was $5.90, up from $5.72 at March 31, 2011

Net Interest Income and Margin
Net interest income for the three months ended June 30, 2011 was $17.1 million compared to $18.0 million for the three months ended June 30, 2010. Total interest income decreased $3.3 million in the second quarter of 2011 compared to the second quarter of 2010, primarily as a result of a decrease of $204.1 million in the average balance of outstanding loans. The Company also experienced a decrease in the yield on net loans of 17 basis points. Total interest expense, however, decreased $2.4 million for the quarter ended June 30, 2011, as compared to the same quarter last year. The change was due primarily to reductions of $2.3 million in interest paid on deposits. The overall decrease in interest expense was attributable to a shift in deposit balances from certificates of deposit to relatively less expensive non-time deposits.
Net interest margin was 3.39% for the second quarter of 2011 compared with 3.30% for the second quarter of 2010.
Net interest income for the six months ended June 30, 2011, was $34.7 million compared to $35.7 million for the six months ended June 30, 2010. Total interest income decreased $6.4 million in the first six months of 2011 compared to the first six months of 2010, primarily as a result of a decrease of $209.6 million in the average balance of outstanding loans during the six month period ended June 30, 2011. The Company also experienced a decrease in the yield on net loans of 13 basis points. Total interest expense decreased $5.4 million for the six months ended June 30, 2011, as compared to the same period last year. The change was due primarily to reductions of $5.3 million in interest paid on deposits.
Net interest margin was 3.45% for the first six months of 2011 compared with 3.29% for the first six months of 2010.
Asset Quality
Nonperforming loans at June 30, 2011 decreased to $139.1 million, compared to $145.9 million at March 31, 2011, a decrease of $6.8 million during the period. Additional declines were seen in both delinquent loans and nonaccrual loans during the same time period. Delinquent loans declined to $141.8 million at June 30, 2011 from $158.3 at March 31, 2011. During the same time period nonperforming assets decreased $6.0 million to $182.8 million.
Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “We are encouraged by the positive trend of decreasing past-due loans. Nonperforming loans and nonperforming assets were also down quarter over quarter. Continuing these trends and the resolution of problem assets remains our top priority.”

Noninterest Income
Noninterest income increased in the second quarter of 2011 to $5.3 million, as compared to $4.7 million in the second quarter of 2010. Affecting this comparison was the recognition of increased service fees during 2011. Service fees in the second quarter of 2010 were $424,000, but were negatively affected by a valuation allowance of $1.3 million for mortgage servicing rights; in the second quarter of 2011, the valuation allowance for such mortgage servicing rights were partially recovered, resulting in an $84,000 contribution to service fees. The second quarter of 2011 also reflected securities gains of $229,000, compared with $3.6 million that were recognized in the second quarter of 2010. Finally, the second quarter of 2011 included a gain of $2.7 million from a bulk mortgage loan sale.
Noninterest income decreased in the first half of 2011 to $9.3 million, as compared to the first half of 2010 of $11.3 million. Driving the decrease in noninterest income was the recognition of lower gains on the sale of securities and the gain recognized on the sale of Home Savings’ Findlay, Ohio branch in the prior year.
Noninterest Expense
Noninterest expense was $15.9 million in the second quarter of 2011, compared to $17.3 million in the second quarter of 2010. The decrease in noninterest expense was triggered by lower salaries and employee benefits paid to employees. This decrease was caused primarily as a result of the Employee Stock Ownership Plan’s repayment in 2010 of the loan made by the Company to the ESOP.
Noninterest expense was $32.4 million in the first six months of 2011, compared to $34.3 million in the first six months of 2010. The decrease in noninterest expense for the period was affected by lower salaries and employee benefits paid to employees.
Capital and Book Value
Home Savings’ Tier 1 leverage ratio was 8.40% as of June 30, 2011, compared to 8.44% at March 31, 2011. The Company’s total risk-based capital ratio was 13.47% at June 30, 2011, as compared to 13.02% at March 31, 2011. Tangible book value per share at June 30, 2011 was $5.90, up from $5.72 at March 31, 2011.
Home Savings is a wholly-owned subsidiary of the Company and operates 38 full-service banking offices and seven loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.
###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	June 30,	December 31,
	2011	2010
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$25,085	$18,627
Federal funds sold and other	30,413	18,480

Total cash and cash equivalents	55,498	37,107
Securities:
Available for sale, at fair value	392,749	362,042
Loans held for sale	4,824	10,870
Loans, net of allowance for loan losses of $46,223 and $50,883, respectively	1,509,399	1,649,486
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	21,489	22,076
Accrued interest receivable	7,201	7,720
Real estate owned and other repossessed assets	43,685	40,336
Core deposit intangible	412	485
Cash surrender value of life insurance	27,822	27,303
Other assets	12,876	13,409

Total assets	$2,102,419	$2,197,298

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,559,045	$1,551,210
Non-interest bearing	138,752	138,571

Total deposits	1,697,797	1,689,781
Borrowed funds:
Federal Home Loan Bank advances	96,365	202,818
Repurchase agreements and other	98,962	97,797

Total borrowed funds	195,327	300,615
Advance payments by borrowers for taxes and insurance	15,963	20,668
Accrued interest payable	838	809
Accrued expenses and other liabilities	9,352	9,370

Total liabilities	1,919,277	2,021,243

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 30,968,960 and 30,937,704 shares, respectively, outstanding	142,513	142,318
Retained earnings	111,910	111,049
Accumulated other comprehensive income (loss)	923	(4,778)
Treasury stock, at cost, 6,835,497 and 6,866,753 shares, respectively	(72,204)	(72,534)

Total shareholders’ equity	183,142	176,055

Total liabilities and shareholders’ equity	$2,102,419	$2,197,298

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share data)
Interest income
Loans	$21,421	$24,918	$43,931	$50,761
Loans held for sale	41	69	107	139
Securities:
Available for sale	3,094	2,896	5,941	5,481
Federal Home Loan Bank stock dividends	294	294	594	594
Other interest earning assets	13	8	22	15

Total interest income	24,863	28,185	50,595	56,990
Interest expense
Deposits	6,081	8,408	12,412	17,726
Federal Home Loan Bank advances	796	875	1,621	1,723
Repurchase agreements and other	928	931	1,850	1,854

Total interest expense	7,805	10,214	15,883	21,303

Net interest income	17,058	17,971	34,712	35,687
Provision for loan losses	8,244	10,310	10,436	22,760

Net interest income after provision for loan losses	8,814	7,661	24,276	12,927

Non-interest income
Non-deposit investment income	308	484	662	912
Service fees and other charges	1,588	424	3,041	2,175
Net gains (losses):
Securities available for sale	229	3,671	1,542	6,514
Other -than-temporary loss on equity securities
Total impairment loss	(28)	—	(38)	—
Loss recognized in other comprehensive income	—	—	—	—

Net impairment loss recognized in earnings	(28)	—	(38)	—
Mortgage banking income	3,128	651	3,750	1,037
Real estate owned and other repossessed assets	(1,362)	(1,755)	(2,354)	(3,239)
Gain on retail branch sale	—	—	—	1,387
Other income	1,437	1,270	2,685	2,519

Total non-interest income	5,300	4,745	9,288	11,305

Non-interest expense
Salaries and employee benefits	7,686	9,105	15,370	17,279
Occupancy	856	839	1,761	1,843
Equipment and data processing	1,624	1,720	3,318	3,387
Franchise tax	402	503	871	1,014
Advertising	141	147	262	369
Amortization of core deposit intangible	36	45	73	93
Deposit insurance premiums	1,057	1,459	2,462	2,920
Professional fees	293	940	1,255	1,973
Real estate owned and other repossessed asset expenses	891	1,024	1,764	1,631
Other expenses	2,924	1,509	5,262	3,750

Total non-interest expenses	15,910	17,291	32,398	34,259

Income (loss) before income taxes	(1,796)	(4,885)	1,166	(10,027)
Income tax expense (benefit)	—	—	—	—

Net income (loss)	$(1,796)	$(4,885)	$1,166	$(10,027)

Earnings (loss) per share
Basic	$(0.06)	$(0.16)	0.04	(0.33)
Diluted	(0.06)	(0.16)	0.04	(0.33)

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
	(In thousands, except per share data)
Financial Data
Total assets	$2,102,419	$2,115,080	$2,197,298	$2,317,948	$2,314,109
Total loans, net	1,509,399	1,620,094	1,649,486	1,726,381	1,786,038
Total securities	392,749	289,388	362,042	390,636	307,154
Total deposits	1,697,797	1,712,523	1,689,781	1,685,033	1,696,531
Total shareholders’ equity	183,142	177,371	176,055	201,333	212,691
Net interest income	17,058	17,654	16,888	18,786	17,971
Provision for loan losses	8,244	2,192	22,551	17,116	10,310
Noninterest income, excluding other-than-temporary impairment losses	5,328	3,998	6,487	4,159	4,745
Net impairment losses recognized in earnings	28	10	14	44	—
Noninterest expense	15,910	16,488	18,372	15,700	17,291
Income tax expense (benefit)	—	—	(231)	—	—
Net income (loss)	(1,796)	2,962	(17,331)	(9,915)	(4,885)

Share Data
Basic earnings (loss) per share	$(0.06)	$0.10	$(0.56)	$(0.32)	$(0.16)
Diluted earnings (loss) per share	(0.06)	0.10	(0.56)	(0.32)	(0.16)
Book value per share	5.91	5.73	5.69	6.51	6.88
Tangible book value per share	5.90	5.72	5.67	6.49	6.87
Market value per share	1.27	1.33	1.34	1.33	1.68

Shares outstanding at end of period	30,969	30,951	30,938	30,925	30,898
Weighted average shares outstanding—basic	30,932	30,917	30,906	30,899	30,039
Weighted average shares outstanding—diluted	30,932	30,919	30,906	30,899	30,039

Key Ratios
Return on average assets	-0.34%	0.55%	-3.06%	-1.70%	-0.85%
Return on average equity	-3.95%	6.56%	-33.91%	-18.41%	-8.91%
Net interest margin	3.39%	3.49%	3.17%	3.42%	3.30%
Efficiency ratio	67.49%	77.12%	78.08%	66.80%	82.92%

Capital Ratios
Tier 1 leverage ratio	8.40%	8.44%	7.84%	8.23%	8.71%
Tier 1 risk-based capital ratio	12.20%	11.74%	11.26%	11.85%	11.90%
Total risk-based capital ratio	13.47%	13.02%	12.54%	13.12%	13.16%
Equity to assets	8.71%	8.39%	8.01%	8.69%	9.19%
Tangible common equity to tangible assets	8.69%	8.37%	7.99%	8.67%	9.17%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$693,435	$762,065	$757,426	$778,005	$779,565
Multi-family residential*	129,767	131,246	135,771	136,681	138,875
Nonresidential*	307,702	328,772	331,390	355,914	383,882
Land*	25,515	25,624	25,138	25,413	26,217
Construction Loans
One-to four-family residential and land development	87,827	88,075	108,583	117,297	133,534
Multi-family and nonresidential*	5,524	11,201	15,077	14,537	14,870

Total real estate loans	1,249,770	1,346,983	1,373,385	1,427,847	1,476,943
Consumer Loans	266,075	272,478	279,453	289,296	295,007
Commercial Loans	38,354	45,772	46,304	48,902	53,566

Total Loans	1,554,199	1,665,233	1,699,142	1,766,045	1,825,516
Less:
Allowance for loan losses	46,223	46,415	50,883	40,884	40,728
Deferred loan costs, net	(1,423)	(1,276)	(1,227)	(1,220)	(1,250)

Total	44,800	45,139	49,656	39,664	39,478

Loans, net	$1,509,399	$1,620,094	$1,649,486	$1,726,381	$1,786,038

*	Such categories are considered commercial real estate

	At or for the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$112,412	$110,711	$110,092	$103,204	$104,905
Non-interest bearing checking accounts	138,752	144,362	138,571	128,702	126,437

Total checking accounts	251,164	255,073	248,663	231,906	231,342
Savings accounts	245,838	234,295	218,946	214,197	212,778
Money market accounts	322,955	318,395	311,692	310,884	310,506

Total non-time deposits	819,957	807,763	779,301	756,987	754,626
Retail certificates of deposit	877,840	904,760	910,480	928,046	939,568
Brokered certificates of deposit	—	—	—	—	2,337

Total certificates of deposit	877,840	904,760	910,480	928,046	941,905

Total deposits	$1,697,797	$1,712,523	$1,689,781	$1,685,033	$1,696,531

Certificates of deposit as a percent of total deposits	51.70%	52.83%	53.88%	55.08%	55.52%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$46,415	$50,883	$40,884	$40,728	$47,768
Provision	8,244	2,192	22,551	17,116	10,310
Net chargeoffs	(8,436)	(6,660)	(12,552)	(16,960)	(17,350)

Ending balance	$46,223	$46,415	$50,883	$40,884	$40,728

Net Charge-offs
Real Estate Loans
One-to four-family	$501	$924	$1,483	$1,834	$2,318
Multi-family	1,451	163	1,819	160	1,067
Nonresidential	1,873	1,038	6,923	7,041	25
Land	233	504	284	11	—
Construction Loans
One-to four-family residential and land development	1,159	2,295	669	6,595	11,924
Multi-family and nonresidential	101	—	(1)	—	310

Total real estate loans	5,318	4,924	11,177	15,641	15,644
Consumer Loans	642	856	639	905	1,330
Commercial Loans	2,476	880	736	414	376

Total	$8,436	$6,660	$12,552	$16,960	$17,350

	At or for the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$28,776	$29,062	$27,417	$27,505	$30,279
Multi-family residential	6,414	8,239	10,983	12,443	8,816
Nonresidential	36,382	37,353	39,838	44,561	48,653
Land	8,316	6,722	5,188	5,943	5,943
Construction Loans
One-to four-family residential and land development	43,389	46,139	44,021	40,000	49,146
Multi-family and nonresidential	382	382	2,414	2,414	2,414

Total real estate loans	123,659	127,897	129,861	132,866	145,251
Consumer Loans	5,781	4,224	3,725	3,543	3,482
Commercial Loans	9,650	13,735	5,945	6,304	6,407

Total Loans	$139,090	$145,856	$139,531	$142,713	$155,140

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$122,856	$112,705	$117,499	$126,062	$129,534
Past due 90 days and still accruing	1,121	2,868	6,330	4,253	2,628

Past due 90 days	123,977	115,573	123,829	130,315	132,162
Past due less than 90 days and on nonaccrual	15,112	30,283	15,702	12,398	22,978

Total Nonperforming Loans	139,089	145,856	139,531	142,713	155,140
Other Real Estate Owned	43,009	42,386	39,914	39,963	41,470
Repossessed Assets	676	487	422	334	576

Total Nonperforming Assets	$182,774	$188,729	$179,867	$183,010	$197,186

Total Troubled Debt Restructured Loans
Accruing	$30,546	$30,129	$33,331	$13,254	$18,214
Non-accruing	28,066	24,420	11,240	14,934	10,855

Total	$58,612	$54,549	$44,571	$28,188	$29,069